UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2019

Hess Midstream Partners LP

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 001-38050	No. 36-4777695
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number.)

1501 McKinney Street

Houston, Texas 77010

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 10, 2019, in connection with the closing of the previously announced offering (the “Offering”) and issuance by Hess Midstream Partners LP (the “Issuer”), of $550,000,000 in aggregate principal amount of its 5.125% senior notes due 2028 (the “Notes”), the Issuer entered into an indenture, dated as of December 10, 2019 (the “Indenture”), with Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of dividends or similar restricted payments, undertaking certain transactions with the Issuer’s affiliates, and limitations on asset sales.

The Notes were sold only to “qualified institutional buyers” in the United States pursuant to Rule 144A and outside the United States to non-U.S. Persons in compliance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

At any time prior to June 15, 2023, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.125% of the principal amount, plus accrued and unpaid interest, if any, to but not including the redemption date, with an amount of cash not greater than the net cash proceeds from certain equity offerings, subject to certain conditions. At any time prior to June 15, 2023, the Issuer may redeem the Notes in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium plus accrued and unpaid interest, if any, to but not including the redemption date. The Issuer may also redeem all or a part of the Notes at any time on or after June 15, 2023, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to but not including the redemption date. If the Issuer experiences a Change of Control Triggering Event (as defined in the Indenture), the Issuer will be required to offer to repurchase the Notes in cash at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to but not including the purchase date. If the Reorganization (as defined in the Indenture) is not consummated by March 31, 2020 (or such later date as agreed by the parties to the Restructuring Agreement (as defined in the Indenture) (the “Outside Date”); provided that the Outside Date will not extend beyond April 17, 2020), or, if on a date prior to the Outside Date, the Issuer notifies the Trustee or otherwise announces that the Reorganization will not be consummated, the Notes will be subject to a special mandatory redemption at a price equal to 100% of the initial issue price of the Notes plus accrued and unpaid interest from the date of initial issuance to, but excluding, the special mandatory redemption date. There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of the holders of the Notes.

The Notes rank equally in right of payment with all of the Issuer’s existing and future senior indebtedness and senior to all of the Issuer’s future subordinated indebtedness. The Notes are effectively subordinated in right of payment to all of the Issuer’s existing and future secured debt, including amounts outstanding under the Issuer’s Credit Facilities (as defined in the Indenture), to the extent of the value of the collateral securing such debt, and are structurally subordinated to the secured and unsecured debt (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Notes.

The summary of the Indenture set forth in this Item 2.03 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 10, 2019, the Issuer issued a press release announcing the closing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated as of December 10, 2019, by and between Hess Midstream Partners LP and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.125% Senior Note due 2028 (included in Exhibit 4.1).

99.1	Hess Midstream Partners LP press release dated December 10, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM PARTNERS LP (Registrant)

Date: December 10, 2019	By:	HESS MIDSTREAM PARTNERS GP LP, its General Partner
	By:	HESS MIDSTREAM PARTNERS GP LLC, its General Partner

	By:	/s/ Jonathan C. Stein
Jonathan C. Stein Chief Financial Officer